Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$126,833	$105,465
Restricted cash and investments		170,036
Accounts receivable, net	41,704	57,735
Other current assets	73,203	68,160
Assets held for sale	3,389	10,119

Total current assets	245,129	411,515

Property and equipment, net	2,391,203	2,546,525
Goodwill and other intangible assets, net	1,627,506	1,649,760
Deferred income taxes	516,060	449,180
Notes receivable and other long-term assets	288,536	275,508

Total	$5,068,434	$5,332,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$104,833	$107,557
Accrued interest	31,162	59,734
Current portion of long-term obligations	6,722	77,622
Other current liabilities	33,154	41,449
Liabilities held for sale		8,416

Total current liabilities	175,871	294,778

Long-term obligations	3,211,635	3,283,603
Other long-term liabilities	47,037	23,961

Total liabilities	3,434,543	3,602,342

Minority interest in subsidiaries	11,863	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,267	2,119
Class B Common Stock		70
Class C Common Stock		12
Additional paid-in capital	3,973,893	3,910,879
Accumulated deficit	(2,349,766)	(2,190,447)
Note receivable		(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,622,028	1,711,547

Total	$5,068,434	$5,332,488

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES:
Rental and management	$174,946	$158,193	$507,109	$456,571
Network development services	24,242	28,681	71,230	67,052

Total operating revenues	199,188	186,874	578,339	523,623

OPERATING EXPENSES:
Rental and management	56,969	56,758	168,186	165,659
Network development services	23,216	26,274	68,213	62,486
Depreciation, amortization and accretion	78,695	77,687	237,754	236,965
Corporate general, administrative and development expense	6,861	6,493	20,391	20,106
Impairments, net loss on sale of long-lived assets and restructuring expense	8,815	7,646	18,102	19,344

Total operating expenses	174,556	174,858	512,646	504,560

INCOME FROM OPERATIONS	24,632	12,016	65,693	19,063

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,523	10,776	10,553
Interest income	1,166	1,177	3,402	4,033
Interest expense	(65,653)	(68,906)	(202,870)	(211,849)
(Loss) gain on retirement of long-term obligations	(47,951)	3,255	(87,392)	(41,068)
Loss on investments and other expense	(1,787)	(1,449)	(3,886)	(27,050)
Minority interest in net earnings of subsidiaries	(271)	(907)	(2,184)	(2,270)

Total other expense	(110,912)	(63,307)	(282,154)	(267,651)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(86,280)	(51,291)	(216,461)	(248,588)
INCOME TAX BENEFIT	29,076	13,593	56,720	50,453

LOSS FROM CONTINUING OPERATIONS	(57,204)	(37,698)	(159,741)	(198,135)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	1,300	(15,164)	422	(54,065)

NET LOSS	$(55,904)	$(52,862)	$(159,319)	$(252,200)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.25)	$(0.18)	$(0.72)	$(0.97)
Income (loss) from discontinued operations		(0.07)	0.01	(0.27)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.25)	$(0.25)	$(0.71)	$(1.24)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	224,839	213,788	222,948	204,201

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(159,319)	$(252,200)
Non-cash items reflected in statements of operations	350,853	368,255
(Increase) decrease in assets	(132)	12,546
Decrease in liabilities	(42,239)	(48,576)

Cash provided by operating activities	149,163	80,025

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(28,612)	(45,934)
Payments for acquisitions	(27,843)	(75,990)
Payment for acquisition of Mexico minority interest	(3,947)
Proceeds from sale of businesses and other long-term assets	23,499	74,296
Deposits, investments and other long-term assets	325	(10,048)

Cash used for investing activities	(36,578)	(57,676)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Proceeds from issuance of debt securities and notes payable	570,000	632,384
Net proceeds from equity offering, stock options and other	23,460	125,205
Repayment of notes payable, credit facility and capital leases	(1,523,835)	(528,745)
Borrowings under credit facility	700,000
Restricted cash and investments	170,036	(283,722)
Deferred financing costs	(30,878)	(28,632)

Cash used for financing activities	(91,217)	(83,510)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,368	(61,161)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF PERIOD	$126,833	$66,131

CASH PAID FOR INCOME TAXES	$1,902	$1,613

CASH PAID FOR INTEREST	$173,718	$198,658